UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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UNITED RESTAURANT MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

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UNITED RESTAURANT MANAGEMENT, INC.

374 East 400 South

Suite 3

Springville, UT  84663

INFORMATION STATEMENT

This information statement is being furnished in connection with action taken by shareholders holding a majority of the voting power of United Restaurant Management, Inc., a Delaware corporation (the “Company”).  On March 25, 2009, Steven L. White and Carey G. Birmingham, shareholders owning or holding voting control of an aggregate of 36,478,800 shares, or approximately 66% of the total outstanding shares on such date, approved a 1-for-9 reverse split of our outstanding shares of common stock.  The purpose of the reverse stock split is to attract potential operating businesses.  The reverse split will be effective on April 30, 2009 (the “Effective Date”).

There will not be a meeting of shareholders and none is required under General Corporation Law of the State of Delaware when an action has been approved by written consent of the holders of a majority of the outstanding shares of our common stock.

This information statement is first being mailed on or about April ___, 2009, to the holders of our outstanding common stock as of March 25, 2009, the date the shareholder written consent was signed and delivered to us.  At March 25, 2009, we had 55,485,660 shares of our common stock outstanding.  Holders of the common stock are entitled to cast one vote for each share of common stock then registered in such holder’s name.

REVERSE STOCK SPLIT

Introduction

The original business of the Company was commenced in 1996 through a Texas Corporation.  Our Company was thereafter incorporated in the State of Delaware on September 20, 1999, as International Test Systems, Inc.  With the organization of the Delaware corporation, we acquired all of the assets and certain liabilities of the Texas corporation and exchanged shares of our Company for all of the outstanding shares of the Texas corporation which was thereafter dissolved.  We ceased principal operations by December 31, 2003.  In September 2007, the Company filed a Certificate of Amendment to its Certificate of Incorporation to affect a name change to United Restaurant Management, Inc. in connection with a proposed transaction which was subsequently abandoned.  The Company has no subsidiaries.

Effective September 18, 2007, we reverse split the outstanding shares of common stock at the rate of 1-for-25.  On July 15, 2008, we authorized a forward split at the rate of 20-for-1 for all common shares which were outstanding on April 21, 2008, the effective date of the forward split (collectively the “Stock Splits”).  The effects of the Stock Splits are retroactively stated throughout this information statement, unless otherwise noted.

On April 4, 2008, Steven L. White entered into an agreement with Carey G. Birmingham, the sole officer, director and principal shareholder of the Company at the time, to acquire 20,000,000 shares of common stock from the Company for $20,000 and to accept appointment as the sole director of the Company. The closing of the agreement was held on April 22, 2008.  At closing the Company sold 20,000,000 shares of common stock to Steven L. White for $20,000.  As a result of the closing, control of the Company changed from Mr. Birmingham to Mr. White, who became the sole executive officer and director, and principal shareholder of the Company.  The 20,000,000 shares issued to Mr. White were not subject to the 20-for-1 forward stock split which was effective for all shares immediately prior to the issuance of these shares to Mr. White.  Also in connection with the change of control transaction, Mr. Birmingham agreed to sell 32,000,000 shares of common stock owned by him to persons referred by Mr. White.  Thereafter, Mr. Birmingham sold 24,000,000 of these shares to 1st Orion Corp.  As part of this transaction, Mr. Birmingham also forgave all obligations owed by the Company to him, including amounts owed under the Company’s line of credit with him.  Mr. Birmingham also cancelled warrants to purchase up to 600,000 shares.

The Company is a shell company and is seeking potential business acquisitions or opportunities to enter into in an effort to again initiate business operations.  The Company has had preliminary discussions with potential target companies.  None of these discussions has lead to a signed letter of intent and there are currently no agreements with respect to any acquisition.

Reverse Stock Split

Mr. White, as the sole director and principal shareholder, approved a decision to effect the 1-for-9 reverse stock split (the “Reverse Stock Split”).  As a result of the Reverse Stock Split, each nine shares of our common stock outstanding immediately prior to the Effective Date (the “Old Shares”) will be automatically converted into one share of our common stock (the “New Shares”), thereby reducing the number of outstanding shares of our common stock to approximately 6,165,073 shares, subject to rounding.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “UREM.”  Our Board of Directors believes that the significant number of shares outstanding impairs the acceptability of capital structure to certain potential target companies.  The reduction in the number of outstanding shares also provides sufficient shares of our common stock to issue a controlling interest to the holders of any potential target company.

The Reverse Stock Split will affect all of the holders of our common stock uniformly.  Any fractional share existing as a result of the Reverse Stock Split will be rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the Reverse Stock Split.  On the Effective Date, each shareholder will own a reduced number of shares of our common stock, but will hold the same percentage of the outstanding common shares as the shareholder held prior to the Effective Date of the Reverse Stock Split.

As a result of the Reverse Stock Split, on the Effective Date the stated capital on our balance sheet attributable to our common stock will be reduced in proportion with the Reverse Stock Split and our additional paid-in capital account will be credited with the amount by which the stated capital is reduced.  These accounting entries will have no impact on total stockholders’ equity.  All share and per share information will be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.  The Reverse Stock Split will increase the number of shareholders who own odd-lots, which is fewer than 100 shares.  Such shareholders may experience an increase in the cost of selling their shares and may have greater difficulty in making sales.

The Reverse Stock Split will have the following effects upon our common stock:

•

The number of shares owned by each holder of common stock will be reduced nine fold;

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The number of shares of our common stock which will be issued and outstanding after the reverse stock split will be reduced from 55,485,660 shares to approximately 6,165,073 shares, subject to rounding;

•

The per share loss and net book value of our common stock will be increased because there will be a lesser number of shares of our common stock outstanding;

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The stated capital on our balance sheet attributable to the common stock will be decreased nine times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

•

All outstanding warrants entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise thereof, nine times fewer of the number of shares of common stock which such holders would have been able to purchase upon exercise thereof immediately preceding the reverse stock split, at the same aggregate price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split.

The New Shares will be fully paid and non-assessable.  The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

Share Certificates

Shareholders will be entitled to receive new stock certificates representing the New Shares by submitting his pre-split stock certificate to the transfer agent.  However, the Company will not pay the costs of such transfer which will be required to be paid by the shareholder.  We will continue to honor such pre-split stock certificates following the Reverse Stock Split, giving effect to the Reverse Stock Split.  We will apply for a new CUSIP number to represent the post-split shares.

Certain Federal Tax Aspects

The Company will not recognize any gain, loss or deduction for federal income tax purposes as a result of the Reverse Stock Split.

Unavailability of Appraisal and Dissenter’s Rights

A holder of our common stock does not have under Delaware law or the Company’s Certificate of Incorporation or bylaws the right to assert dissenters’ rights if the holder is against the transactions contemplated by the Reverse Stock Split.

FORWARD LOOKING STATEMENTS

The statements contained in this Information Statement that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements include the information concerning the Company’s plans to acquire a suitable business opportunity.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “will,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

ADDITIONAL INFORMATION

Our company is subject to the informational requirements of the Exchange Act.  You may read and copy any materials we file with the Securities and Exchange Commission at the public reference room of the Commission at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Our future SEC filings will also be available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

By Order of the Board of Directors

____________________________________

Steven L. White, President

Springville, Utah

April ____, 2009

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